Exhibit 99.1

INVESTOR CONTACT:
Endologix, Inc.
Vaseem Mahboob, CFO
(949) 595-7200

Endologix Reports Third Quarter 2018 Financial Results

IRVINE, Calif., November 1, 2018 - Endologix, Inc. (the “Company”) (NASDAQ: ELGX), a developer and marketer of innovative treatments for aortic disorders, today announced financial results for the third quarter ended September 30, 2018.

“While there is still significant work to be done, our third quarter results reflect the Company’s commitment to realizing the full potential of our recently announced strategic plan, with the ultimate goal of restoring credibility with customers and building value for stockholders. Our revenue came in slightly above the pre-announced range, and we also demonstrated gross margin expansion and operating expense discipline during the quarter. These results were largely driven by recent process improvements, giving us confidence in our ability to achieve our 2018 financial targets,” commented John Onopchenko, Chief Executive Officer of Endologix, Inc. “Additionally, we continue to make progress toward our clinical development and regulatory milestones and to educate customers and investigators around the world on the clinical benefits of AFX2, Ovation®, Alto®, and Nellix® in the treatment of AAA.”

Financial Results
Global revenue in the third quarter of 2018 was $34.8 million, a 24.4% decrease from $46.0 million in the third quarter of 2017. U.S. revenue in the third quarter of 2018 was $25.7 million, a 16.8% decrease from U.S. revenue of $30.9 million in the third quarter of 2017. International revenue was $9.1 million, a 40.1% decrease from International revenue of $15.1 million in the third quarter of 2017. On a constant currency basis, third quarter 2018 International revenue decreased 39.6% over the third quarter of 2017.

Gross profit was $22.6 million in the third quarter of 2018, which represents a gross margin of 65.1%. This compares to a gross profit of $29.1 million, or a gross margin of 63.3%, in the third quarter of 2017.

Total operating expenses of $38.5 million in the third quarter of 2018 was flat when compared to the third quarter of 2017. Excluding restructuring charges of $2.9 million in the third quarter of 2018 and $0.1 million in the third quarter of 2017, operating expense decreased 7.1% versus the third quarter of 2017.

Net loss for the third quarter of 2018 was $10.1 million, or $(0.12) per share, compared to a net loss of $14.3 million, or $(0.17) per share, a year ago. The net loss includes a $5.0 million favorable fair market valuation of our Nellix contingent consideration and an $8.3 million favorable change in derivative related to the Deerfield credit facility. Adjusted Net Loss (non-GAAP measure, defined below) totaled $13.0 million, compared to an Adjusted Net Loss of $9.3 million for the third quarter of 2017. Adjusted EBITDA (non-GAAP measure, defined below) loss totaled $9.3 million for the third quarter of 2018, compared to Adjusted EBITDA loss of $4.3 million for the third quarter of 2017.

Total cash, cash equivalents, and restricted cash were $42.4 million as of September 30, 2018, and the Company had $10.0 million outstanding under the Deerfield revolving credit facility.

Financial Guidance
As previously disclosed at its Investor Meeting in October, the Company continues to anticipate 2018 revenue in the range of $150 million to $155 million. The Company now expects 2018 GAAP loss per share to be in the range of $(0.91) to $(0.87), compared to the previous range of $(1.12) to $(1.04). These loss per share numbers contemplate the impact of restructuring charges in the second half of the fiscal year but exclude the impact of any future changes in fair value of contingent consideration or derivative liabilities.

Furthermore, the Company continues to expect 2019 revenue of at least $140 million, while operating expenses are anticipated to be in the range of $130 million to $140 million.

Conference Call Information
Endologix's management will host a conference call today at 4:30 p.m. ET (1:30 p.m. PT) to discuss its third quarter 2018 results.

To participate in the conference call, dial 877-270-2148 (domestic) or 412-902-6510 (international) and refer to the passcode 13684321.

This conference call will also be webcast and can be accessed from the “Investors” section of the Company’s website at www.endologix.com. The webcast replay of the call will be available at the same site approximately one hour after the end of the call.

A recording of the call will also be available from 7:30 p.m. ET on Thursday, November 1, 2018, until 11:59 p.m. ET on Thursday, November 8, 2018. To hear this recording, dial 844-512-2921 (domestic) or 412-317-6671 (international) and enter the passcode 13684321.

About Endologix, Inc.
Endologix, Inc. develops and manufactures minimally invasive treatments for aortic disorders. The Company's focus is in endovascular stent grafts for the treatment of abdominal aortic aneurysms (AAA). AAA is a weakening of the wall of the aorta, the largest artery in the body, resulting in a balloon-like enlargement. Once an AAA develops, it continues to enlarge and, if left untreated, becomes increasingly susceptible to rupture. The overall patient mortality rate for ruptured AAA is approximately 80%, making it a leading cause of death in the U.S. For more information, visit www.endologix.com.

The Nellix® EndoVascular Aneurysm Sealing System has obtained CE Mark in the EU and is only approved as an investigational device in the United States. The Ovation Alto® System is only approved as an investigational device and is not currently approved in any market.

Cautions Regarding Forward-Looking Statements
Except for historical information contained herein, this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” "continue," "outlook," “guidance,” "future,” other words of similar meaning and the use of future dates. Forward-looking statements used in this press release include Endologix’s success in restoring credibility with customers and building value for stockholders; Endologix’s confidence in its ability to achieve its 2018 financial targets; implementation of Endologix’s strategic and commercial execution plans; Endologix’s progress toward its clinical development and regulatory milestones; improvement in reducing operating expenses; key strategic initiatives including educating physicians on the clinical benefits of Endologix’s product offerings; prospects for Endologix’s pipeline products, including Ovation Alto and Nellix; positioning Endologix for profitable growth; Endologix’s 2018 revenue guidance and its anticipated 2018 GAAP loss per share; and Endologix’s 2019 revenue guidance and its anticipated 2019 operating expense, the accuracy of which are necessarily subject to risks and uncertainties that may cause Endologix’s actual results to differ materially and adversely from the statements contained herein. Some of the potential risks and uncertainties that could cause actual results to differ materially and adversely from anticipated results include, continued market acceptance, endorsement and use of Endologix's products, the success of clinical trials relating to Endologix’s products, product research and development efforts, uncertainty in the process of obtaining and maintaining regulatory approval for Endologix's products, Endologix’s ability to protect its intellectual property rights and proprietary technologies, and other economic, business, competitive and regulatory factors. The forward-looking statements contained in this press release speak only as of the date of this press release. Endologix undertakes no obligation to update any forward- looking statements contained in this press release to reflect new information, events or circumstances after the date they are made, or to reflect the occurrence of unanticipated events. Please refer to Endologix's filings with the Securities and Exchange Commission including its Annual Report on Form 10-K for the year ended December 31, 2017, and its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018, June 30, 2018, and September 30, 2018 (once it is filed) for more detailed information regarding these risks and uncertainties and other factors that may cause actual results to differ materially from those expressed or implied.

Discussion of Non-GAAP Financial Measures
Endologix's management believes that the non-GAAP measures of (1) "Adjusted Net Income (Loss)" and (2) “Adjusted EBITDA" enhance an investor's overall understanding of Endologix's financial and operating performance and its future prospects by (i) being more reflective of core operating performance and (ii) being more comparable with financial results over various periods. These measures, when used in conjunction with related GAAP financial measures, provide investors with an additional financial analytical framework that may be useful in assessing the Company’s financial condition and results of operations. Endologix's management uses these financial measures for strategic decision making, forecasting future financial results, and evaluating current period financial and operating performance. The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Furthermore, these measures are not intended to be liquidity measures. Other companies, including other companies in the Company’s industry, may not use these measures or may calculate these measures differently than the Company does, limiting their usefulness as comparative measures.

"GAAP" is generally accepted accounting principles in the United States.

Adjusted Net Income (Loss) Definition:
(1) "Adjusted Net Income (Loss)" is a non-GAAP measure defined by Endologix as net income (loss) under GAAP, excluding (to the extent relevant in a particular reporting period): (i) the fair value adjustment to the Nellix® acquisition contingent consideration liability; (ii) interest expense; (iii) foreign currency (gains) or losses; (iv) legal settlement costs; (v) contract termination and business acquisition expenses; (vi) business development expenses, including licensing costs related to research and development activities; (vii) restructuring and other transition costs; (viii) inventory step-up amortization; and (ix) loss on extinguishment of debt; and (x) fair value adjustment of derivative liabilities. Endologix intends to calculate "Adjusted Net Income (Loss)" in a consistent manner from period to period.

In the three and nine months ended September 30, 2018 and 2017, this GAAP adjustment to net loss specifically represents: (i) the fair value adjustment to Nellix® contingent consideration liability; (ii) interest expense; (iii) foreign currency (gains) or losses; (iv) restructuring and other transition costs; (v) loss on extinguishment of debt; and (vi) fair value adjustment of derivative liabilities.

Adjusted EBITDA Definition:

(2) “Adjusted EBITDA” is a non-GAAP measure defined by Endologix as “Adjusted Net Income (Loss)” excluding income tax (benefit) expense, depreciation and amortization expense, and stock-based compensation expense.

# # #

Exhibit 99.1

ENDOLOGIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Revenue
U.S.	$25,699	$30,877	$85,060	$93,672
International	9,057	15,109	36,720	43,482
Total Revenue	34,756	45,986	121,780	137,154
Cost of goods sold	12,129	16,879	41,223	47,181
Gross profit	$22,627	$29,107	$80,557	$89,973
Operating expenses:
Research and development	5,037	5,277	16,780	16,541
Clinical and regulatory affairs	3,208	3,211	10,507	9,786
Marketing and sales	17,072	21,536	59,913	71,217
General and administrative	10,330	8,332	34,721	25,109
Restructuring costs	2,899	98	3,132	235
Total operating expenses	38,546	38,454	125,053	122,888
Loss from operations	(15,919)	(9,347)	(44,496)	(32,915)
Other income (expense)	(7,336)	(5,664)	(19,321)	(15,514)
Change in fair value of contingent consideration related to acquisition	5,000	800	4,300	3,400
Change in fair value of derivative liabilities	8,305	—	8,305	—
Loss on debt extinguishment	—	—	(2,270)	(6,512)
Total other income (expense)	5,969	(4,864)	(8,986)	(18,626)
Net loss before income tax expense	$(9,950)	$(14,211)	$(53,482)	$(51,541)
Income tax expense	(166)	(62)	(277)	(338)
Net loss	$(10,116)	$(14,273)	$(53,759)	$(51,879)
Other comprehensive income (loss) foreign currency translation	32	232	(647)	1,369
Comprehensive loss	$(10,084)	$(14,041)	$(54,406)	$(50,510)

Basic and diluted net loss per share	$(0.12)	$(0.17)	$(0.64)	$(0.62)
Shares used in computing basic and diluted net loss per share	85,226	83,496	84,487	83,225

Exhibit 99.1

Non-GAAP Reconciliations:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Net Loss to Adjusted Net Loss:
Net loss	$(10,116)	$(14,273)	$(53,759)	$(51,879)
Fair value adjustment to Nellix contingent consideration liability	(5,000)	(800)	(4,300)	(3,400)
Interest expense	7,225	6,021	18,895	16,119
Foreign currency (gain) loss	133	(354)	464	(560)
Restructuring and other transition costs	3,071	98	3,304	629
Loss on extinguishment of debt	—	—	2,270	6,512
Fair value adjustment of derivative liabilities	(8,305)	—	(8,305)	—
(1) Adjusted Net Loss	$(12,992)	$(9,308)	$(41,431)	$(32,579)

Adjusted Net Loss to Adjusted EBITDA:
Adjusted Net Loss	$(12,992)	$(9,308)	$(41,431)	$(32,579)
Income tax expense	166	62	277	338
Depreciation and amortization expense	1,988	2,287	5,919	6,934
Stock-based compensation expense	1,525	2,613	8,811	8,801
(2) Adjusted EBITDA	$(9,313)	$(4,346)	$(26,424)	$(16,506)

Exhibit 99.1

ENDOLOGIX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited
(In thousands)

	September 30,	December 31,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$38,271	$57,991
Restricted cash	4,143	2,608
Accounts receivable, net allowance for doubtful accounts of $869 and $470, respectively.	22,756	32,294
Other receivables	75	418
Inventories	42,254	45,153
Prepaid expenses and other current assets	2,606	4,670
Total current assets	110,105	143,134
Property and equipment, net	16,895	19,212
Goodwill	120,872	120,927
Intangibles, net	77,312	80,403
Deposits and other assets	1,147	1,371
Total assets	$326,331	$365,047

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,340	$12,351
Accrued payroll	14,260	15,054
Accrued expenses and other current liabilities	17,364	16,002
Current portion of debt	18,036	17,202
Revolving line of credit	10,000	21
Total current liabilities	71,000	60,630
Deferred income taxes	201	201
Deferred rent	7,761	7,724
Derivative liabilities	8,216	—
Other liabilities	1,920	3,877
Contingently issuable common stock	5,000	9,300
Debt	189,090	208,253
Total liabilities	283,188	289,985
Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, $0.001 par value; 5,000,000 shares authorized. No shares issued and outstanding.	—	—
Common stock, $0.001 par value; 170,000,000 and 135,000,000 shares authorized, respectively. 85,891,011 and 83,855,824 shares issued, respectively. 85,465,426 and 83,643,585 shares outstanding, respectively.	86	84
Treasury stock, at cost, 425,585 and 212,239 shares, respectively.	(4,026)	(2,942)
Additional paid-in capital	618,155	594,586
Accumulated deficit	(573,760)	(520,001)
Accumulated other comprehensive income	2,688	3,335
Total stockholders’ equity	43,143	75,062
Total liabilities and stockholders’ equity	$326,331	$365,047